Exhibit 21.1
SUBSIDIARIES OF AMBASSADORS INTERNATIONAL, INC.
1.	Ambassadors, LLC, a Delaware limited liability company, a wholly-owned subsidiary of Ambassadors International, Inc.

2.	Ambassadors Cruise Group, LLC, a Delaware limited liability company, a wholly-owned subsidiary of Ambassadors International, Inc.

3.	American West Steamboat Company, LLC, an Oregon limited liability company, a wholly-owned subsidiary of Ambassadors Cruise Group, LLC

4.	EN Boat LLC, an Oregon limited liability company, a wholly-owned subsidiary of Ambassadors Cruise Group, LLC

5.	QW Boat Company LLC, an Oregon limited liability company, a wholly-owned subsidiary of Ambassadors Cruise Group, LLC

6.	DQ Boat, LLC, a Delaware limited liability company, a wholly-owned subsidiary of Ambassadors Cruise Group, LLC

7.	AQ Boat, LLC, a Delaware limited liability company, a wholly-owned subsidiary of Ambassadors Cruise Group, LLC

8.	MQ Boat, LLC, a Delaware limited liability company, a wholly-owned subsidiary of Ambassadors Cruise Group, LLC

9.	Ambassadors International Cruise Group (USA), LLC, a Delaware limited liability company, a wholly-owned subsidiary of Ambassadors International Cruise Group, LLC

10.	Ambassadors International Marshall Islands, a Marshall Islands limited liability company, a wholly-owned subsidiary of Ambassadors Cruise Group, LLC

11.	Ambassadors International Cruise Group LLC, a Marshall Islands limited liability company, a wholly-owned subsidiary of Ambassadors International Marshall Islands, LLC

12.	Ambassadors International Cruise Group, LLC, a Marshall Islands limited liability company, a wholly-owned subsidiary of Ambassadors International Marshall Islands, LLC

13.	Windstar Sail Cruises Limited, a Bahamas company, a wholly-owned subsidiary of Ambassadors International Cruise Group, LLC

14.	Wind Spirit Limited, a Bahamas company, a wholly-owned subsidiary of Windstar Sail Cruises Limited

15.	Wind Star Limited, a Bahamas company, a wholly-owned subsidiary of Windstar Sail Cruises Limited

16.	Degrees Limited, a Bahamas company, a wholly-owned subsidiary of Windstar Sail Cruises Limited

17.	Ambassadors International Investments, LLC, a Marshall Islands company, a wholly-owned subsidiary of Ambassadors International Cruise Group, LLC

18.	CQ Boat, LLC, a Delaware limited liability company, a wholly-owned subsidiary of Ambassadors Cruise Group, LLC

19.	Contessa Boat, LLC, a Delaware limited liability company, a wholly-owned subsidiary of Ambassadors Cruise Group, LLC